Exhibit 99.3

FTI Consulting, Inc.

777 South Flagler Drive, Suite 1500

West Palm Beach, Florida 33401

(561) 515-1900

FOR FURTHER INFORMATION:

AT FTI CONSULTING:	AT FD:
Jack Dunn, President & CEO	Investors: Gordon McCoun
(561) 515-1900	Media: Andy Maas
(212) 850-5600

FOR IMMEDIATE RELEASE

FTI CONSULTING, INC. ENTERS INTO $250 MILLION ACCELERATED STOCK BUYBACK

AGREEMENT WITH GOLDMAN, SACHS & CO.

West Palm Beach, FL, November 9, 2009 — FTI Consulting (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today announced the execution of an accelerated stock buyback agreement with Goldman, Sachs & Co. The Company will repurchase shares under the agreement as part of the $500 million share repurchase program announced on November 4, 2009.

Under the agreement, FTI Consulting will pay $250 million to Goldman Sachs from available cash on hand to repurchase outstanding shares of its common stock and will receive a substantial majority of the shares to be delivered under the agreement by no later than November 12, 2009. The specific number of shares that ultimately will be repurchased under the agreement will be based generally on the volume-weighted average share price of the Company’s common stock during the term of the agreement, subject to provisions that establish minimum and maximum numbers of shares. Goldman Sachs is expected to purchase shares of the Company’s common stock in the open market in connection with the accelerated share buyback. The agreement contemplates that final settlement may occur in July 2010, although under certain circumstances, in Goldman Sachs’ discretion, the completion date may be accelerated. At settlement, the Company may be entitled to receive additional shares of common stock from Goldman Sachs or under certain circumstances may be required to make a payment to Goldman Sachs. All of the repurchased shares will be retired.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 3,500 employees located in most major business centers in the world, we work closely with clients every day to anticipate, illuminate, and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management and restructuring. More information can be found at www.fticonsulting.com.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve uncertainties and risks. The statements in this press release that could be deemed forward-looking statements include statements regarding the repurchase by the Company of $500 million of its common stock (including the $250 million repurchase of common stock from Goldman, Sachs & Co.), the expected completion dates of the repurchases, our source of funds for the repurchases, and our plans with respect to the repurchased shares. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: the market prices of the Company’s common stock during the term and after the completion of the accelerated stock buyback agreement; the ability of Goldman Sachs to buy or borrow shares of the Company’s common stock; the uncertainty regarding the Company’s ability to complete the share repurchases within the proposed timing or at all; the uncertainty regarding the amount and timing of future share repurchases by the Company and the origin of funds used for such repurchases; the impact of the global economic recession and tightening credit market, as well as the risks that could cause a reduction of cash on hand or internally generated cash flow, the other terms and conditions of the accelerated stock buyback agreement and other risks described under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations or beliefs will be realized. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.